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                                                                    EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
              --------------------------------------------------


We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the 1997 Employee Stock Purchase Plan, the 1993 Stock Option Plan and the 1997 Directors' Stock Option Plan, of our report dated February 21, 1997 (except Note 7, as to which the date is March 12, 1997), with respect to the financial statements of Cardima, Inc., included in its Registration Statement (Form S-1 No. 333-23209) and the related prospectus dated June 5, 1997 filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

Palo Alto, California
July 30, 1997